Exhibit 99.1

Contact: Darren Daugherty Director, Investor Relations (281) 492-5370

Diamond Offshore Announces Fourth Quarter 2011 Results

HOUSTON, February 2, 2012 — Diamond Offshore Drilling, Inc. (NYSE:DO) today reported net income for the fourth quarter of 2011 of $188 million, or $1.36 per share on a diluted basis, compared with net income of $242 million, or $1.74 per share on a diluted basis, in the same period a year earlier. Revenues in the fourth quarter of 2011 were $748 million, compared with revenues of $841 million in the prior year fourth quarter.

For the year ended December 31, 2011, the Company reported net income of $963 million, or $6.92 per share on a diluted basis, compared with net income of $955 million, or $6.87 per share on a diluted basis, for the year ended December 31, 2010. Revenues for the year ended December 31, 2011 were $3,322 million, compared with $3,323 million for 2010.

Results for the fourth quarter of 2011 were positively impacted by lower tax expense partially resulting from the reduction of the Company’s liability for uncertain tax positions. This adjustment, along with current year foreign tax expense adjustments, resulted in a fourth quarter effective tax rate of 7.4% and a full year 2011 effective tax rate of 18.4%.

Full year 2011 results benefited from reduced unanticipated equipment downtime, which was lower than the historical average. Results for the fourth quarter, however, were negatively impacted by a higher number of downtime days than in the preceding three quarters, attributable to scheduled rig maintenance and survey downtime.

Since the end of the third quarter, Diamond has received contract awards and extensions that when performed are expected to generate maximum total revenue of approximately $1.2 billion, or approximately 11 rig years of work. These contract awards and extensions have brought the current expected revenue backlog to approximately $8.4 billion.

“The $1.2 billion of revenue backlog we were able to add since the end of the last quarter demonstrates the strong demand in all of our key markets,” said Larry Dickerson, President and Chief Executive Officer of Diamond Offshore. “Our newbuild drillships, the Ocean BlackHawk and Ocean BlackHornet, have long-term contracts beginning in Q4 2013 and Q2 2014. Additionally, given the strong current environment, we think significant opportunity exists for our third newbuild drillship, the Ocean BlackRhino, as well as for deepwater units such as our recently announced Ocean Onyx.”

CONFERENCE CALL

Diamond Offshore will host a conference call to discuss fourth quarter results on Thursday, February 2, 2012 beginning at 9:00 a.m. Central Standard Time. A live webcast of the call will be available online on our Company’s website, www.diamondoffshore.com. Those interested in participating in the question and answer session should dial 800-247-9979, or for international callers, 973-321-1100. The conference ID number is 42885774. An online replay will also be available on www.diamondoffshore.com following the call.

ABOUT DIAMOND OFFSHORE

Diamond Offshore provides contract drilling services to the energy industry and is a leader in deepwater drilling. Diamond Offshore’s fleet of offshore drilling rigs consists of 32 semisubmersibles, 13 jack-ups, and one drillship, in addition to three ultra-deepwater drillships currently under construction. For additional information and access to SEC filings, please visit the Company’s website at www.diamondoffshore.com.

FORWARD-LOOKING STATEMENTS

Statements contained in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website www.diamondoffshore.com. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

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DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenues:
Contract drilling	$734,283	$824,561	$3,254,313	$3,229,736
Revenues related to reimbursable expenses	14,074	16,405	68,106	93,238

Total revenues	748,357	840,966	3,322,419	3,322,974

Operating expenses:
Contract drilling, excluding depreciation	406,763	382,535	1,548,502	1,391,086
Reimbursable expenses	13,609	15,843	66,052	91,240
Depreciation	95,089	95,912	398,612	393,177
General and administrative	16,334	16,098	65,310	66,600
Bad debt recovery	(1,300)	(3,843)	(6,713)	(9,789)
Gain on disposition of assets	(414)	(1,289)	(4,758)	(34,714)

Total operating expenses	530,081	505,256	2,067,005	1,897,600

Operating income	218,276	335,710	1,255,414	1,425,374

Other income (expense):
Interest income	3,103	755	6,668	2,909
Interest expense	(12,993)	(24,477)	(73,137)	(90,698)
Foreign currency transaction gain (loss)	(3,985)	1,175	(8,588)	1,369
Other, net	(854)	(2,651)	(1,086)	(2,938)

Income before income tax expense	203,547	310,512	1,179,271	1,336,016
Income tax expense	(15,057)	(68,825)	(216,729)	(380,559)

Net Income	$188,490	$241,687	$962,542	$955,457

Income per share:
Basic	$1.36	$1.74	$6.92	$6.87

Diluted	$1.36	$1.74	$6.92	$6.87

Weighted average shares outstanding:
Shares of common stock	139,027	139,027	139,027	139,026
Dilutive potential shares of common stock	9	11	11	44

Total weighted average shares outstanding	139,036	139,038	139,038	139,070

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	— Three Months Ended—
	Dec 31,	Sep 30,	Dec 31,
	2011	2011	2010
REVENUES
Floaters:
Ultra-Deepwater	$189,148	$220,415	$187,793
Deepwater	190,615	217,379	163,447
Mid-water	312,256	377,127	430,551

Total Floaters	692,019	814,921	781,791
Jack-ups	42,264	46,540	42,678
Other	—	50	92

Total Contract Drilling Revenue	$734,283	$861,511	$824,561

Revenues Related to Reimbursable Expenses	$14,074	$16,666	$16,405

CONTRACT DRILLING EXPENSE
Floaters:
Ultra-Deepwater	$132,187	$119,868	$108,184
Deepwater	52,843	57,662	65,958
Mid-water	169,481	163,957	164,627

Total Floaters	354,511	341,487	338,769
Jack-ups	45,597	43,281	40,882
Other	6,655	6,601	2,884

Total Contract Drilling Expense	$406,763	$391,369	$382,535

Reimbursable Expenses	$13,609	$16,206	$15,843

OPERATING INCOME
Floaters:
Ultra-Deepwater	$56,961	$100,547	$79,609
Deepwater	137,772	159,717	97,489
Mid-water	142,775	213,170	265,924

Total Floaters	337,508	473,434	443,022
Jack-ups	(3,333)	3,259	1,796
Other	(6,655)	(6,551)	(2,792)
Reimbursable expenses, net	465	460	562
Depreciation	(95,089)	(101,175)	(95,912)
General and administrative expense	(16,334)	(14,879)	(16,098)
Bad debt (expense) recovery	1,300	(4,734)	3,843
Gain on disposition of assets	414	463	1,289

Total Operating Income	$218,276	$350,277	$335,710

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$333,765	$464,393
Marketable securities	902,414	612,346
Accounts receivable, net of allowance for bad debts	563,934	609,606
Prepaid expenses and other current assets	192,570	177,153

Total current assets	1,992,683	1,863,498
Drilling and other property and equipment, net of accumulated depreciation	4,667,469	4,283,792
Long-term receivable	—	35,361
Other assets	304,005	544,333

Total assets	$6,964,157	$6,726,984

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$427,291	$626,288
Long-term debt	1,495,823	1,495,593
Deferred tax liability	536,815	542,258
Other liabilities	171,165	201,133
Stockholders’ equity	4,333,063	3,861,712

Total liabilities and stockholders’ equity	$6,964,157	$6,726,984

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

AVERAGE DAYRATES AND UTILIZATION

	Fourth Quarter 2011		Third Quarter 2011		Fourth Quarter 2010
	Dayrate	Utilization	Dayrate	Utilization	Dayrate	Utilization
	(Dayrate in thousands)
Ultra-Deepwater Floaters	$356	70%	$336	88%	$341	70%
Deepwater Floaters	$422	97%	$466	99%	$380	89%
Mid-Water Floaters	$271	60%	$268	70%	$285	80%
Jack-Ups	$79	36%	$84	44%	$82	43%